Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS: That the undersigned officers and directors of Centrue Financial Corporation f/k/a UnionBancorp, Inc. (“New Centrue”), a Delaware corporation, do hereby constitute and appoint Thomas A. Daiber and Kurt R. Stevenson, and each of them, the lawful attorneys and agents or attorney and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933 as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement on Form S-8 relating to shares issuable to former Centrue Financial Corporation (“Old Centrue”) option holders upon exercise of currently outstanding New Centrue stock options which were exchanged therefore and the registration of certain New Centrue shares issuable pursuant to the Kankakee Bancorp, Inc. Non-Employee Directors’ Deferred Compensation Plan. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents or any of them shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite his name.

Signature	Title	Date
/s/ Thomas A. Daiber Thomas A. Daiber	Chief Executive Officer and Director (Principal Executive Officer)	November 9, 2006

/s/ Dennis J. McDonnell Dennis J. McDonnell	Director and Chairman of the Board	November 9, 2006

/s/ Richard J. Berry Richard J. Berry	Director	November 9, 2006

/s/ Walter E. Breipohl Walter E. Breipohl	Director	November 9, 2006

/s/ Randall E. Ganim Randall E. Ganim	Director	November 8, 2006

/s/ Michael A. Griffith Michael A. Griffith	Director	November 7, 2006

/s/ Michael J. Hejna Michael J. Hejna	Director	November 7, 2006

Signature	Title	Date
/s/ John A. Shinkle John A. Shinkle	Director	November 9, 2006

/s/ Mark L. Smith Mark L. Smith	Director	November 9, 2006

/s/ Scott C. Sullivan Scott C. Sullivan	Director	November 9, 2006